Exhibit 99

                 EXECUTIVE OFFICERS AND DIRECTORS
                  OF SIMON DEBARTOLO GROUP, INC.,
                       A GENERAL PARTNER OF
                    SIMON DEBARTOLO GROUP, L.P.


Each person listed below is a United States citizen with a business address of 115 Washington Street, Indianapolis, Indiana 46204. The table provides each person's position with the Company, with additional occupation information provided parenthetically.

                  NAME                                 PRESENT PRINCIPAL OCCUPATION
Melvin Simon                              Co-Chairman of the Board
Herbert Simon                             Co-Chairman of the Board
David Simon                               Chief Executive Officer and Director
Richard S. Sokolov                        President, Chief Operating Officer, and Director
Randolph L. Foxworthy                     Executive Vice President - Corporate Development
William J. Garvey                         Executive Vice President - Property Development
James A. Napoli                           Executive Vice President - Leasing
John R. Neutzling                         Executive Vice President - Property Management
James M. Barkley                          General Counsel and Secretary
Stephen E. Sterret                        Treasurer
Birch Bayh                                Director (Senior Partner, Bayh, Connaughton, & Malone,
                                          P.C.)
Edward J. DeBartolo, Jr.                  Director (President and Chief Executive Officer of
                                          Edward J. DeBartolo Corporation ("EJDC"))
M. Denise DeBartolo York                  Director (Chairman of the Board of EJDC and DeBartolo,
                                          Inc.)
William T. Dillard, II                    Director (President and Chief Operating Officer of
                                          Dillard Department Stores, Inc.)
G. William Miller                         Director (Chairman of the Board and Chief Executive
                                          Officer of G. William Miller & Co., Inc.)
Terry S. Prindiville                      Director
Fredrick W. Petri                         Director (Partner, Petrone, Petri & Company)
J. Albert Smith, Jr.                      Director (President, Bank One, Indianapolis, NA)
Philip J. Ward                            Director (Senior Managing Director, Head of Real Estate
                                          Investments, CIGNA Investments, Inc.)